Exhibit 10.1

VALENCE TECHNOLOGY, INC.

February 22, 2010

Mr. Carl E. Berg
Berg & Berg Enterprises, LLC
10050 Bandley Drive
Cupertino, CA 95014

Re: Share Purchase

Dear Mr. Berg:

This letter agreement will confirm the sale, effective as of the date set forth above, by Valence Technology, Inc. (the “Company”) to Berg & Berg Enterprises, LLC (“Berg & Berg”) of 1,086,957 shares (the Shares) of the Company’s common stock at a per share price of $0.92, which represents the closing bid price of the Company’s common stock on the NASDAQ Capital Market on February 22, 2010, for aggregate consideration of $1,000,000.00.

These Shares were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Berg & Berg understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law.  Berg & Berg is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law; has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law; and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.  Berg & Berg is an “accredited investor” as defined under Regulation D promulgated under the Securities Act.

Sincerely,

VALENCE TECHNOLOGY, INC.

By:    /s/ Ross A. Goolsby
Ross A. Goolsby
Chief Financial Officer

ACCEPTED AND AGREED:

Berg & Berg, LLC

By:  /s/ Carl E. Berg
Carl E. Berg
Managing Member